Exhibit 99.1

Consolidates Key Management Roles

Reaffirms Third Quarter EPS Guidance

Reports Third Quarter Comparable Retail Sales Up High Single Digits

SECAUCUS, New Jersey – November 5, 2018 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced that it has consolidated key management roles.

Jane Elfers, President and CEO announced, “Over the past several years, we have made significant investments in support of our company-wide business transformation efforts. As we approach the last phase of our major systems implementations, the opportunity exists for significant efficiencies across the organization, and today we are announcing a more streamlined senior leadership structure. I will permanently reassume direct responsibility for product and Mike Scarpa will permanently reassume the CFO title, in addition to his current COO title. Pamela Wallack and Anurup Pruthi have left the business to pursue other opportunities. We thank them for their contributions and wish them well in their future endeavors.”

Ms. Elfers continued, “We delivered positive comp sales every month in Q3 resulting in a positive high single digit comp for the quarter. In light of our strong performance, we are reaffirming our Q3 EPS guidance. Importantly, our inventory is in great shape as we enter Q4.”

Ms. Elfers concluded, “We look forward to continuing to deliver best in class results for our shareholders and to further updating you on our progress on our third quarter conference call.”

About The Children’s Place, Inc.

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place,” “Place” and “Baby Place” brand names. As of August 4, 2018, the Company operated 992 stores in the United States, Canada and Puerto Rico, an online store at www.childrensplace.com, and had 211 international points of distribution open and operated by its eight franchise partners in 20 countries.

Forward Looking Statement

This press release contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and adjusted net income per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 3, 2018. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions and disruptions in the Company’s global supply chain, including resulting from foreign sources of supply in less developed countries or more politically unstable countries, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact: Anthony Attardo, Director of Investor Relations – (201) 453-6693